UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2022 (January 27, 2022)

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If  an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2022, Mr. James W. Ayers and Mr. William F. Andrews notified the Boards of Directors (the “Boards”) of FB Financial Corporation (“FB Financial”) and its wholly owned subsidiary, FirstBank, that they intend to retire as members of the Boards. Mr. Ayers’ retirement was effective immediately, and Mr. Andrews’ retirement will be effective as of the 2022 annual meeting of shareholders of FB Financial.

Mr. Ayers’ and Mr. Andrews’ retirements are not the result of any disagreements with FB Financial or FirstBank on any matter relating to the operations, policies, or practices of FB Financial or FirstBank. Mr. Ayers, age 78, and Mr. Andrews, age 90, have served as directors since 1984 and 2017, respectively, and FB Financial is grateful for their leadership and commitment to the success of FB Financial and FirstBank during their tenures as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By: /s/ Beth W. Sims
Beth W. Sims
General Counsel and Corporate Secretary

Date: January 28, 2022